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                                                                     Exhibit 5.2


                                                                    May 11, 2005


WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida  34134

Ladies and Gentlemen:

     I have acted as counsel to WCI Communities, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company named in Schedule I attached hereto (the "Delaware Guarantors") and Schedule II attached hereto (the "Non-Delaware Guarantors") (the Delaware Guarantors and the Non-Delaware Guarantors are collectively referred to herein as the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of $200,000,000 aggregate principal amount of 6-5/8% Senior Subordinated Notes due 2015 (the "Exchange Securities") and the issuance by the Guarantors of guarantees (the "Guarantees") with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture dated as of March 10, 2005 (the "Indenture") among the Company, the Guarantors and The Bank of New York Trust Company, N.A. (the "Trustee"). The Exchange Securities will be offered by the Company in exchange for $200,000,000 aggregate principal amount of its outstanding 6-5/8% Senior Subordinated Notes due 2015 (the "Securities").

     I have examined the Registration Statement, the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement, the Notes and the Guarantees, forms of which have been filed as exhibits to the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company and the Guarantors.

     In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, the Guarantees have been duly authorized, executed and

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issued by the Non-Delaware Guarantors and, assuming due authentication of the
Notes by the Trustee, constitute valid and legally binding obligations of each of the Non-Delaware Guarantors enforceable in accordance with their terms.

     My opinion above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     I am a member of the Bar of the State of Florida and I do not express any opinion herein concerning any law other than the law of the State of Florida.

     I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement.

                                                Very truly yours,

                                                /s/ James D. Cullen

                                                James D. Cullen

                                                Vice President and
                                                Associate General Counsel
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                                   SCHEDULE I

                               DELAWARE GUARANTORS

Bay Colony - Gateway, Inc.

Communities Finance Company, LLC

First Fidelity Title, Inc.

Pelican Landing Golf Resort Ventures, Inc.

Sun City Center Golf Properties, Inc.

Tiburon Golf Ventures, Inc.

Watermark Realty, Inc.

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                                   SCHEDULE II

                             NON-DELAWARE GUARANTORS

Bay Colony of Naples, Inc.

Bay Colony Realty Associates, Inc.

Communities Amenities, Inc.

Communities Home Builders, Inc.

Community Specialized Services, Inc.

Coral Ridge Communities, Inc.

Coral Ridge Properties, Inc.

Coral Ridge Realty, Inc.

Coral Ridge Realty Sales, Inc.

Financial Resources Group, Inc.

Florida Design Communities, Inc.

Florida Lifestyle Management Company

Florida National Properties, Inc.

Gateway Communities, Inc.

Gateway Communications Services, Inc.

Gateway Realty Sales, Inc.

Heron Bay, Inc.

Heron Bay Golf Course Properties, Inc.

JYC Holdings, Inc.

Livingston Road, Inc.

Marbella at Pelican Bay, Inc.

Pelican Bay Properties, Inc.

Pelican Landing Communities, Inc.

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Pelican Landing Properties, Inc.

Pelican Marsh Properties, Inc.

Sarasota Tower, Inc.

Sun City Center Realty, Inc.

The Colony at Pelican Landing Golf Club, Inc.

Tarpon Cove Yacht & Racquet Club, Inc.

Tarpon Cove Realty, Inc.

Watermark Realty Referral, Inc.

WCI Architecture & Land Planning, Inc.

WCI Amenities, Inc.

WCI Business Development, Inc.

WCI Capital Corporation

WCI Communities Property Management, Inc.

WCI Golf Group, Inc.

WCI Homes, Inc.

WCI Homebuilding, Inc.

WCI Homebuilding Northeast U.S., Inc.

WCI Marketing, Inc.

WCI Towers, Inc.

WCI Realty, Inc.